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                                  EXHIBIT 10.4
                                                      Translated from the French

                                 LOAN AGREEMENT

BETWEEN THE UNDERSIGNED:

1. The company ESCAPADE SA, a French societe anonyme (corporation) with share capital of FF 250,000, whose registered office is located at Le Petit Gue, 24800 Nantheuil de Thiviers, registered with the Commercial and Companies Registry of Perigueux under the number 384 486 601,

Hereinafter referred to as "the Company",

represented by Mr. Thierry Civetta, acting in his capacity of Chairman of the Company's Board of Directors, duly authorized for purposes hereof;

AND

2. The company RG BARRY FRANCE HOLDINGS INC., whose head office is at 13405 Yarmouth Rd., NW, Pickerington, Ohio, 43147, the United States,

Hereinafter referred to as "RG Barry France",

represented by Mr. Yves Gaget, duly authorized for purposes hereof.

WHEREAS:

On July 20, 1999, Escapade SA's Board of Directors authorized its Chairman to take out a loan in the amount of FF 11,636,780 from RG Barry France Holding, Inc. and an advance on a shareholder's current account in the amount of FF 3,234,000 from Mr. Thierry Civetta.

Mr. Yves Gaget, in his capacity of legal representative of RG Barry France, agrees to grant Escapade SA a loan under the terms and conditions set out hereafter.

NOW, THEREFORE, IT IS HEREBY STATED AND AGREED AS FOLLOWS:

Article 1 - Loan

RG Barry now remits to the Company, on account number 20112500001 opened in the books of the Credit Suisse Hottinguer, 38 rue de Provence 75009 Paris, a sum of FF 11,636,780 as a loan.

Article 2 - Term

This loan is granted for a term of one month, which is automatically renewable for a period of one month within the limit of two months.

Nonetheless, the Company may make advance repayment of the entirety of said loan in the event that, prior to the term thus provided for, it takes out a bank loan that is first allocated to the repayment of this loan and of said advance.


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Article 3 - Remuneration

The sums lent to the Company shall bear interest at the rate set out in Article 39-1 3(degree) of the French General Tax Code, which is currently 4.38%.

Interest shall be paid monthly on the 20th of each month.

Article 4 - Repayment

The Company shall be required to repay the sums lent to it by RG Barry in accordance with the conditions provided for by Article 2 above.

Article 5 - Representations of RG Barry France

RG Barry France certifies to Escapade the following representations:

RG Barry has the necessary powers and authorizations to enter into and perform this loan agreement.

This loan agreement is performed by RG Barry France in accordance with its provisions.

RG Barry France has obtained all the necessary authorizations from its board of directors for purposes of entering into this loan agreement.

RG Barry France's performance of its obligations arising hereunder:

o    does not constitute a violation of its bylaws;

o does not put it in violation of any judicial decision or of any decision of an administrative authority;

o does not necessitate the obtaining of special authorization from the US or French authorities.

Article 6 - Applicable law - Competent jurisdiction

This agreement is subject to French law and to the jurisdiction of the Commercial Court of Paris.

Executed in Paris
On July 22, 1999
In two counterparts


/s/ Thierry Civetta                         /s/ Yves Gaget
Escapade SA, represented by                 RG Barry France Holdings, Inc.,
Mr. Thierry Civetta                         represented by Mr. Yves Gaget